                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                STATE OR OTHER JURISDICTION
          NAME                                       OF INCORPORATION
          ----                                  ---------------------------
   Assam S.A.                                      France
   CIM/TVG, LLC (50% owned)                        Delaware
   Continental Paper Company                       Delaware
   DirectCom Networks, Inc.                        Delaware
   E Guide, Inc.                                   California
   EuroMedia Group, Inc.                           Delaware
   Gemstar Development Corporation                 California
   Gemstar Development Limited                     United Kingdom
   Gemstar eBook GmbH                              Germany
   Gemstar eBook Group Limited                     California
   Gemstar eBook Publishing, Inc.                  California
   Gemstar eBook Technologies, Inc.                California
   Gemstar Holdings, Inc                           California
   Gemstar Marketing GmbH                          Germany
   Gemstar Marketing, Inc                          California
   Gemstar Technology Development Limited          Hong Kong
   Gemstar Technology, Inc                         California
   Gemstar (B.V.I.) Limited                        British Virgin Islands
   Gemstar-TV Guide Interactive, Inc.              Delaware
   I Holdings, Inc.                                Delaware
   Index Systems Inc.                              British Virgin Islands
   Index Systems (Canada) Inc.                     Canada
   InfoMedia, S.A. (75% owned)                     Luxembourg
   Interactive Prevue Guide, Inc.                  Delaware
   Interactive Program Guide, Inc. (50% owned)     Japan
   IPG Group, Inc.                                 Delaware
   IPG Group, Inc.                                 Delaware
   IPG International, Inc.                         Delaware
   Les Editions 00h00 S.A.                         France
   LMC Netlink Corporation                         Colorado
   MYR Holdings, Inc.                              Delaware
   Netlink USA                                     Colorado
   Norpak Corporation (73% owned)                  Canada
   NuvoMedia, Inc.                                 California
   ODS Properties, Inc.                            Delaware
   ODS Technologies, LP (97.5% owned)              Delaware
   Online Ventures-A, Inc.                         Delaware
   PM Holdings, Inc.                               Delaware
   Prevue Ventures, Inc.                           Delaware
   Sneak Holdings, Inc.                            Delaware
   Sneak Prevue, LLC                               Oklahoma
   Sneak Resources, Inc.                           Delaware
   SNTV Holdings, Inc.                             Delaware
   SoftBook Press, Inc.                            California
   SRN Holdings, Inc.                              Delaware
   SpaceCom Systems, Inc.                          Delaware

                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                                  (CONTINUED)

                                            STATE OR OTHER JURISDICTION
          NAME                                   OF INCORPORATION
          ----                              ---------------------------
   StarSight Telecast, Inc.                    California
   Superstar/Netlink Group LLC (80% owned)     Delaware
   TDN, Inc. (79% owned)                       Delaware
   Telluride Cablevision, Inc.                 Delaware
   Tribshare Holdings, Inc.                    Delaware
   TV Guide Affiliate Sales, Inc.              Delaware
   TV Guide Data Services, Inc.                Delaware
   TV Guide Direct, Inc.                       Delaware
   TV Guide Distribution, Inc.                 Delaware
   TV Guide Enterprise Solutions, Inc.         Delaware
   TV Guide Entertainment Group, Inc.          Delaware
   TV Guide Interactive Group, Inc.            Delaware
   TV Guide Interactive, Inc.                  Delaware
   TV Guide International IPG, Inc.            Delaware
   TV Guide International, Inc.                Delaware
   TV Guide Magazine Group, Inc.               Delaware
   TV Guide Media Sales, Inc.                  Delaware
   TV Guide Networks, Inc.                     Delaware
   TV Guide Online, Inc.                       Delaware
   TV Guide Productions, Inc.                  Delaware
   TV Guide Properties, Inc.                   Delaware
   TV Guide Resources, Inc.                    Delaware
   TV Guide Technology Ventures, Inc.          Delaware
   TV Guide, Inc.                              Delaware
   TVG-PMC, Inc.                               Delaware
   TVSM Publishing, Inc.                       Delaware
   TVSM, Inc.                                  Delaware
   United Video Properties, Inc.               Delaware
   United Video, LLC                           Delaware
   United Video TV, Inc.                       Delaware
   UV Acquisition Subsidiary, Inc.             Delaware
   UV Corp.                                    Delaware
   UV Interactive, Inc.                        Delaware
   UV Ventures, Inc.                           Delaware
   UVSG Companies, GP                          Oklahoma
   UVTV, Inc.                                  Delaware
   UVTV-A, Inc.                                Delaware
   UVTV-X, Inc.                                Delaware
   VCR Index Systems B.V.                      Netherlands
   VideoGuide, Inc.                            Delaware
   Westlink, Inc.                              Colorado
   WCI Holdings, Inc.                          Delaware

All subsidiaries are 100% owned unless otherwise noted.